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                                                                   Exhibit 10.29


                             SECURED PROMISSORY NOTE


2,000,000                                                    New York, New York
                                                             January ___, 1997



      FOR VALUE RECEIVED, the undersigned unconditionally promises to pay to the order of The Michael G. Jesselson 12/18/80 Trust (the "Lender"), at 1301 Avenue of the Americas, Suite 4101, New York, New York 10019, or at such place designated by Lender, the principal amount of TWO MILLION DOLLARS ($2,000,000) on April 18, 1997; provided, however, that this Secured Promissory Note (the "Note") shall become immediately due and payable upon (i) the filing by, or against, the undersigned of any petition for protection under the United States Bankruptcy Code, or any similar statute, (ii) the invalidity or any attempted revocation of the Security Agreement of even date herewith executed by the undersigned in favor of the Lender, (iii) the Lender's determination that a material adverse change has occurred in the financial condition, operations, business or prospects of the undersigned, or (iv) any representation or warranty contained herein or in the documents executed in connection herewith being untrue. The occurrence of any of the events described in clauses (i) through
(iv) of the foregoing sentence or the failure of the undersigned to pay any amount when due hereunder shall constitute a default under this Note.

      The undersigned promises to pay interest on the unpaid balance of such principal amount from and including the date of this Note to but excluding the date this Note is paid in full at a rate per annum equal to the greater of: (a) seven and one-half percent (7 1/2%) per annum; or (b) the rate of interest imputed by the Internal Revenue Service as of the date of execution.

      All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Lender's office specified above. This Note may be prepaid in whole or in part, at any time, without penalty.

      The undersigned waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

      The undersigned agrees to reimburse the Lender on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable attorneys' fees and charges) in connection with the interpretation, performance or enforcement of this Note.
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      This Note shall be binding on the undersigned and its successors and assigns and shall insure to the benefit of the Lender and her successors and assigns; provided that the undersigned may to delegate any obligations under this note without the prior written consent of the Lender.

      The proceeds of this Note shall be used solely for the purpose of retirement certain indebtedness owned by the undersigned to Oaktree Capital Management, LLC, as general partner or investment manager on behalf of certain funds and accounts, in the original principal amount of $2.5 million.

      The undersigned represents and warrants that:

      It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power, and has all material governmental approvals necessary, to own its assets and to carry on its business as now being or as proposed to be conducted.

      The execution and delivery of this Note will not conflict with or result in a breach of, or require any consent under, the charter or by-laws of the undersigned or any applicable governmental regulation or any material agreement or instrument to which the undersigned is a party or to which it is subject, or constitute a default under, or result in the terminating of, or result in the acceleration or mandatory prepayment of, any indebtedness evidenced by any such agreement or instrument; and

      The undersigned has all necessary corporate power and authority to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by the undersigned of this Note has been duly authorized by all necessary corporate action on its part; and this Note when executed and delivered by the undersigned for value will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      The undersigned's chief operating officer and principal place of business is located at the address set forth below.

      All notices and communications to be given under this Note shall be given or made in writing to the intended recipient at the address specified below or, at such other address as shall be designated in a notice given to such entity. All such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given Or addressed as follows:
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      To the undersigned:           Nu-Tech Bio-Med, Inc.
                                    500 Fifth Avenue, Suite 2424
                                    New York, New York 10016
                                    Telecopier: (212) 391-2864
                                    Attention: J. Marvin Feigenbaum

      To the Lender:                The Michael G. Jesselson
                                      12/18/80 Trust
                                    1301 Avenue of the Americas
                                    New York, New York 10019



      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK. THE UNDERSIGNED HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE UNDERSIGNED IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date and year first above written.

                                          NU-TECH BIO-MED, INC.,
                                          a Delaware corporation



                                          By_____________________
                                            J. Marvin Feigenbaum
                                            Its President